September 6, 2000




Excelsior Venture Partners III, LLC
114 West 47th Street
New York, New York 10036

               Re:    Excelsior Venture Partners III, LLC
                      Registration Statement on Form N-2

Ladies and Gentlemen:

               We have acted as special counsel to Excelsior Venture Partners III, LLC (the "Company"), in connection with the proposed issuance and sale of membership interests in the Company (the "Units") pursuant to a Limited Liability Company Operating Agreement proposed to be adopted as the operating agreement of the Company (the "Operating Agreement").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form N-2 (File No. 333-30986) as filed with the Securities and Exchange Commission (the "Commission") on February 23, 2000, as amended by Pre-Effective Amendment No. 1 on April 27, 2000, Pre-Effective Amendment No. 2 on August 7, 2000 and Pre-Effective Amendment No. 3 on September 6, 2000, under the Securities Act of 1933, as amended (the "1933 Act") (such Registration Statement, as so amended and proposed to be declared effective, being hereinafter referred to as the "Registration Statement"); (ii) the forms of Subscription Agreements (collectively, the "Subscription Agreement") proposed to be entered into between the Company and the investors purchasing the Units (the "Investors"), in the forms filed as exhibits to the Registration Statement;
(iii) the form of Distribution Agreement (the "Distribution Agreement") proposed to be entered into among the Company, as issuer, Charles Schwab & Co., Inc., as distributor (the "Distributor") and U.S. Trust Company, in the form filed as an exhibit to the Registration Statement; (iv) the forms of Selling Agent Agreements (the "Selling Agent Agreements") proposed to be entered into among the Company, the Distributor and other parties thereto, in the forms filed as exhibits to the Registration Statement; (v) a specimen certificate representing the Units, in the form filed as an exhibit to the Registration Statement; (vi) the Certificate of Formation of the Company, dated as of February 18, 2000, as amended on April 26, 2000, filed as an exhibit to the Registration Statement; (vii) the form of Operating Agreement proposed to be adopted, in the form filed as an exhibit to the Registration Statement; and (viii) certain resolutions of the Board of Managers of the Company and the sole Unitholder of the Company relating to the issuance and sale of the Units and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               For purposes of this opinion we have assumed that the Operating Agreement, Subscription Agreement, Distribution Agreement and Selling Agent Agreements will be adopted and entered into, as the case may be, in the forms reviewed by us.

               Capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Operating Agreement.

               Members of this Firm are admitted to the Bar of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that:

                      (1) The Units to be issued to the Investors under the Subscription Agreement have been duly authorized for issuance by the Company, and when (i) the Registration Statement becomes effective, (ii) the Subscription Agreement, Distribution Agreement and Selling Agent Agreements have been duly executed and delivered, (iii) the Operating Agreement is adopted, executed and delivered, and (iv) Certificates representing the Company's Units in the form of the specimen certificate reviewed by us are issued in accordance with the Operating Agreement and delivered and paid for in accordance with the Subscription Agreement, Distribution Agreement and Selling Agent Agreements, the Units will be validly issued and will represent limited liability company interests in the Company.

                      (2) Investors in the Company shall not be obligated personally for any of the debts, obligations or liabilities of the Company solely by reason of being a member of the Company, except (i) a member may be obligated to make contributions to the Company that such member has agreed to make, (ii) a member may be obligated to repay any funds or in kind distributions wrongfully or incorrectly distributed to it, or (iii) as otherwise provided by the Operating Agreement or Subscription Agreement.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    Skadden, Arps, Slate, Meagher & Flom